Exhibit 11

                             INSIGNIA SYSTEMS, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                                   Three Months Ended               Nine Months Ended
                                                      September 30                    September 30
                                              ---------------------------     ---------------------------
                                                  1996            1995            1996            1995
                                              -----------     -----------     -----------     -----------
PRIMARY:
    Average shares outstanding                  5,403,858       5,361,006       5,403,544       5,359,996

    Net effective of dilutive stock
      options--based on treasury stock
      method using average market price                 0               0               0               0
                                              -----------     -----------     -----------     -----------

         TOTAL                                  5,403,858       5,361,006       5,403,544       5,359,996
                                              ===========     ===========     ===========     ===========

Net Income (Loss)                             $  (196,052)    $  (297,388)    $  (379,370)    $(1,381,760)
                                              ===========     ===========     ===========     ===========

Net Income (Loss) per share                   $     (0.04)    $     (0.06)    $     (0.07)    $     (0.26)
                                              ===========     ===========     ===========     ===========

FULLY DILUTED:

    Average shares outstanding                  5,403,858       5,361,006       5,403,544       5,359,966

    Net effect of dilutive stock options-
     -based on treasury stock method using
     ending market price,
     if higher than average market price                0               0               0               0
                                              -----------     -----------     -----------     -----------

         TOTAL                                  5,403,858       5,361,006       5,403,544       5,359,966
                                              ===========     ===========     ===========     ===========

Net Income (Loss)                             $  (196,052)    $  (297,388)    $  (379,370)    $(1,381,760)
                                              ===========     ===========     ===========     ===========

Net Income (Loss) per share                   $     (0.04)    $     (0.06)    $     (0.07)    $     (0.26)
                                              ===========     ===========     ===========     ===========